QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG & Co. KGaA (the "Company") on Form 6-K furnished for the month of July 2020 containing its unaudited financial statements as of June 30, 2020 and for the six-month periods ending June 30, 2020 and 2019, as submitted to the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Rice Powell, Chief Executive Officer and Helen Giza, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ RICE POWELL Rice Powell Chief Executive Officer and Chairman of the Management Board of the General Partner
July 30, 2020
By:	/s/ HELEN GIZA Helen Giza Chief Financial Officer and member of the Management Board of the General Partner
July 30, 2020

QuickLinks

  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002